Exhibit 10.23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-292555 and 333-290825 on Form S-8 of our report dated March 5, 2026, relating to the consolidated financial statements of BridgeBio Oncology Therapeutics, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California

March 5, 2026